UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: August 27, 2021

(Date of earliest event reported)

PACIFIC VENTURES GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of Incorporation)	000-54584 Commission File Number	75-2100622 (IRS EIN)

117 W 9th St. Suite 316

Los Angeles, CA 90015

(Address of principal executive offices)

(310) 392-5606

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common	PACV	OTC Pink

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On August 23, 2021, Pacific Ventures Group, Inc. (the “Corporation”) filed with the Secretary of State of the State of Delaware a Certificate of Correction (the “Certificate of Correction”) to correct its Amendment of Certificate of Designation filed on May 1, 2020 (the “Amendment”). The Amendment erroneously stated that shares of Series E Preferred Stock are not convertible into shares of Common Stock. The Amendment should have stated that each Series E Preferred Share may be converted into ten (10) shares of Common Stock of the Corporation at any time, at the option of the holder. The Certificate of Correction corrects this scrivener’s error to the Amendment.

The foregoing description of the Certificate of Correction is qualified in its entirety by reference to the full text of the Certificate of Correction attached as an exhibit hereto.

Item 9.01	Exhibits.

Exhibit No.	Description
3.1	Certificate of Correction, as filed with the State of Delaware on August 23, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Pacific Ventures Group, Inc.

Dated: August 30, 2021	By:	/s/ Shannon Masjedi
Shannon Masjedi, CEO